EXHIBIT 10.13.2

                             CALL COMPLIANCE, INC.
                        STRATEGIC INTEGRATION AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into this 28th day of January, 2004 ("Effective Date"), between Sales Lead Management, Inc. with offices located at 145 Pinelawn Road - LL100, Melville, NY 11747 ("SLM") and Call Compliance, Inc., a New York corporation, with offices at 90 Pratt Oval, Glen Cove, NY 11542 ("CCI").

RECITALS

CCI is a provider of technological solutions that enable telemarketing companies or companies that use such forms of direct marketing to comply with the so-called Federal and State do-not-call ("DNC") telemarketing laws and regulations.

SLM is a provider of services to small and medium size firms which enable them to gain access to better lead fulfillment and management tools, with the goal of improving sales and management processes while maximizing productivity. SLM is the owner of its propriety Broker's e-Vantage suite of web-based software, which is designed to improve lead-generation, lead-fulfillment and lead-management processes for brokers. SLM also plans to market similar contact management software to other industries.

CCI owns TeleBlock(R), a DNC blocking system offered to telephone carriers nationwide that enables companies that engage in telemarketing to prevent outbound calls to telephone numbers on legislatively-mandated DNC lists.

CCI and SLM desire to have CCI's TeleBlock(R) service integrated with the SLM product suite to offer SLM's customers a seamlessly integrated DNC compliance service, and to assist SLM in maximizing its marketing and promotional efforts.

CCI shall assist SLM in this endeavor by providing its expertise and access to its technologies, as well as leveraging its relationships with the various telephone carriers offering TeleBlock(R) service.

CCI and SLM, by this Agreement, wish to clarify their responsibilities to each other in connection with the creation of a strategic relationship whereby SLM's current and future clients would be able to make use of CCI's TeleBlock(R) service in a seamless manner via the Broker's e-Vantage suite (as well as other SLM industry-specific product offerings that may be offered in the future) as provisioned by SLM to its clients. CCI will assist in obtaining a TeleBlock(R) service provider (or providers) that will provide to SLM the assistance necessary to ensure the proper integration of the Brokers e-Vantage service with said provider's voice technologies.

NOW THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties to this Agreement, intending to be legally bound, hereby agree as follows:

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                CCI                                                 SLM

1. DEFINITIONS: Capitalized terms in this Agreement will have the meanings ascribed to them in the Agreement or any Amendment or Schedule to this Agreement.

      1.1.  "Parties" (or in the singular, "Party") refers to CCI and SLM.

      1.2. "Affiliate" for the purposes of this Agreement will mean any entity that controls a Party, is controlled by a Party, or is under the common control of another entity with the Party.

      1.3.  "SLM" refers to SLM and any of its Affiliates.

      1.4.  "CCI" refers to CCI and any of its Affiliates.

      1.5.  "TSP" refers to a Telephone Service Provider.

2. TERM OF AGREEMENT: Except as otherwise provided herein, the term (the "Term") of this Agreement shall be for a period of two (2) years, commencing on the effective date of this Agreement. In the event that an agreement between SLM and a TSP cannot be reached within 120 days of the Effective Date, then the Agreement (and any attachment(s) hereto) shall terminate unless extended in writing by SLM and CCI. CCI must approve of SLM's choice of TSP(s) (such approval shall not be unreasonably withheld.)

3.    RELATIONSHIP OF THE PARTIES

      3.1. Subject to the terms and conditions set forth below, CCI hereby grants to SLM the limited right to act as a "TeleBlock(R) Channel Partner," with the duties, obligations, and rights as defined in this Agreement. SLM shall not make use of such limited right unless and until an integrated Broker's e-Vantage/TeleBlock(R) offering is made commercially available.

      3.2. It is expressly understood that the relationship created between the Parties herein is a limited one and that SLM shall have only those rights specifically described in this Agreement. This Agreement contemplates a strategic marketing relationship between SLM and CCI, but does not create a partnership of any kind. This Agreement does not grant SLM any right or license, implied or otherwise, to CCI's patented TeleBlock(R) technology.

4.    SLM DUTIES AND OBLIGATIONS

      4.1. SLM shall complete the necessary software upgrades and integration necessary to enable access to CCI's TeleBlock(R) service, as provisioned by an acceptable TSP (or TSPs) via the Broker's e-Vantage software suite (as well as other SLM industry-specific product offerings that may be offered in the future) that SLM makes available to its current and future clients.

      4.2. SLM shall take all steps commercially reasonable to train and educate its sales force with regard to the TeleBlock(R) service.

      4.3. SLM shall be responsible for all expenses incurred pursuant to its duties and obligations herein.

      4.4. SLM shall not, directly or indirectly, have the authority to enter into any agreement on behalf of CCI, or to legally bind CCI in any manner whatsoever.

      4.5. SLM shall not disclose any Confidential Information of CCI (as defined in section 9, below) to any third-party in the absence of a Non-Disclosure Agreement executed by CCI and that third-party.

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                 CCI

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      4.6.  SLM shall not, during the term of this Agreement, contract with a direct competitor of CCI to provide the integrated services reflected herein or similar services. (A direct competitor, for purposes of this Agreement, is a company offering Do Not Call blocking services or access to state and federal Do Not Call databases for list scrubbing purposes.)

      4.7. Stock Option: SLM grants CCI a 3-year option to purchase 200,000 shares of SLM stock at $2.50 per share, pursuant to the "Stock Option Agreement" attached hereto. This Stock Option shall not vest or be exercisable by CCI unless and until an integrated Broker's e-Vantage/TeleBlock(R) offering is made available to any one customer of SLM.

5.    CCI DUTIES AND OBLIGATIONS

      5.1. CCI shall provide support as required to enable SLM to conduct its activities pursuant to this Agreement, including:

            5.1.1. initial training of SLM personnel on TeleBlock(R) (to take place within 30 days of the Effective Date.)

            5.1.2. sales brochures, white papers, and other promotional materials.

            5.1.3. support documentation and related materials on TeleBlock(R).

            5.1.4. technical, pricing, and other marketing support.


            5.1.5. limited rights to make use of certain CCI trade names and marks (see section 8, below.)

6.    CCI INTELLECTUAL PROPERTY

      6.1. Pursuant to the terms and conditions contained in this Agreement, CCI grants SLM the non-exclusive, personal and non-transferable right and license to use the mark in the trade name "TELEBLOCK(R)", and the "TELEBLOCK(R)" logo (attached as Exhibit A) (collectively referred to as "CCI Marks").

      6.2.  SLM shall not make use of the right and license granted in Section
            6.1 above unless and until an integrated Broker's e-Vantage/TeleBlock(R) offering is made commercially available. All rights in the CCI Marks other than those specifically licensed herein are reserved by CCI.

      6.3. SLM shall not use the CCI Marks as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs, symbols, or in any modified form. SLM shall not use the CCI Marks in connection with any unauthorized product or service or in any manner not expressly authorized by this Agreement.

      6.4. When using the CCI Marks under this Agreement, SLM shall comply with: a) the graphic standards and other requirements of use set forth in writing by CCI as they may be amended from time to time; and b) all laws pertaining to use of the CCI Marks in force from time to time.

      6.5. SLM shall provide to CCI for its review and prior written approval (not to be unreasonably withheld or delayed) any promotional or marketing materials (including but not limited to stationery, business cards, literature, packages, labels, labeling, online or electronic display, and advertising prepared by or for SLM and intended to be used by SLM), making use of or displaying the CCI Marks (collectively, the "Materials.") SLM agrees to change or correct, at SLM's

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         -------------------                                            SLM
                CCI

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            expense, any Materials that CCI determines to be inaccurate, misleading, or otherwise objectionable.

      6.6. If it becomes advisable at any time in CCI's sole and reasonable discretion for SLM to modify, replace, or discontinue use of any CCI Marks, SLM agrees to comply within a reasonable time (not to exceed 30 days) after notice by CCI. In addition, SLM shall replace, at SLM's expense, obsolete Materials should CCI instruct SLM to modify, replace or discontinue use of any CCI Marks.

      6.7. SLM will not at anytime do or cause to be done any act or thing that in any way impairs or tends to impair all or any part of CCI's right, title and interest in connection with the use of the CCI Marks. SLM shall not in any manner represent that it has any ownership in the CCI Marks or registration thereof, and SLM acknowledges that use of the CCI Marks shall not create in SLM's favor any right, title or interest in or to the CCI Marks, but all uses of the CCI Marks by SLM shall inure to the benefit of CCI and its affiliates. Furthermore, SLM will at no time adopt or use, without CCI's written consent, any similar trade name, service mark, trademark, logo, insignia, symbols or decorative design which is likely to be similar to or confusing with the CCI Marks.

      6.8. SLM agrees that upon expiration or termination of this Agreement and its authorization hereunder, SLM shall immediately cease any and all use of the CCI Marks. SLM also agrees that upon expiration or termination of this Agreement, SLM shall: (a) cease the use of any actual or similar CCI Marks, or any actual or similar trade name, service mark, trademark, logo, insignia, symbols or decorative designs owned by CCI or its affiliates specifically in the conduct of its business, in any manner or for any purpose; (b) not utilize for any purpose any actual or similar name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with CCI, or directly or indirectly, at any time or in any manner, identify itself or any affiliate with CCI or its affiliates; (c) at CCI's discretion, either destroy the Materials or forward them to CCI.

      6.9. SLM agrees to promptly notify CCI of any potential infringements of the CCI Marks of which SLM gains knowledge.

7.    SLM INTELLECTUAL PROPERTY

      7.1. Pursuant to the terms and conditions contained in this Agreement, SLM grants CCI the non-exclusive, personal and non-transferable right and license to use the mark in the trade name "SALES LEAD MANAGEMENT" as well as the "SALES LEAD MANAGEMENT" logo (attached as Exhibit B) (collectively referred to as "SLM Marks").

      7.2. All rights in the SLM Marks other than those specifically licensed herein are reserved by SLM.

      7.3. CCI shall not use the SLM Marks as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs, symbols, or in any modified form. CCI shall not use the SLM Marks in connection with any unauthorized product or service or in any manner not expressly authorized by this Agreement.

      7.4. When using the SLM Marks under this Agreement, CCI shall comply with: a) the graphic standards and other requirements of use set forth in writing by CCI as

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         -------------------                                            SLM
              CCI
            they may be amended from time to time; and b) all laws pertaining to SLM Marks in force from time to time.

      7.5. CCI shall provide to SLM for its review and prior written approval any promotional or marketing materials (including but not limited to stationery, business cards, literature, packages, labels, labeling, online or electronic display, and advertising prepared by or for CCI and intended to be used by CCI), making use of or displaying the SLM Marks (collectively, the "Materials.") CCI agrees to change or correct, at CCI's expense, any Materials that SLM determines to be inaccurate, misleading, or otherwise objectionable.

      7.6. If it becomes advisable at any time in SLM's sole and reasonable discretion for CCI to modify, replace, or discontinue use of any SLM Marks, CCI agrees to comply within a reasonable time (not to exceed 30 days) after notice by SLM. In addition, CCI shall replace, at CCI's expense, obsolete Materials should SLM instruct CCI to modify, replace or discontinue use of any SLM Marks.

      7.7. CCI will not at anytime do or cause to be done any act or thing that in any way impairs or tends to impair all or any part of SLM's right, title and interest in connection with the use of the SLM Marks. CCI shall not in any manner represent that it has any ownership in the SLM Marks or registration thereof, and CCI acknowledges that use of the SLM Marks shall not create in CCI's favor any right, title or interest in or to the SLM Marks, but all uses of the SLM Marks by CCI shall inure to the benefit of SLM and its affiliates. Furthermore, CCI will at no time adopt or use, without SLM's written consent, any similar trade name, service mark, trademark, logo, insignia, symbols or decorative design which is likely to be similar to or confusing with the SLM Marks.

      7.8. CCI agrees that upon expiration or termination of this Agreement and its authorization hereunder, CCI shall immediately cease any and all use of the SLM Marks. CCI also agrees that upon expiration or termination of this Agreement, CCI shall: (a) cease the use of any actual or similar SLM Marks, or any actual or similar trade name, service mark, trademark, logo, insignia, symbols or decorative designs owned by SLM or its affiliates specifically in the conduct of its business, in any manner or for any purpose; (b) not utilize for any purpose any actual or similar name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with SLM, or directly or indirectly, at any time or in any manner, identify itself or any affiliate with SLM or its affiliates; (c) at SLM's discretion, either destroy the Materials or forward them to SLM.

      7.9. CCI agrees to promptly notify SLM of any potential infringements of the SLM Marks of which CCI gains knowledge.

8.    TERMINATION FOR CAUSE

      8.1. Notwithstanding anything to the contrary contained herein, either Party may immediately terminate this Agreement at any tune during the Term in the event that:

            8.1.1. the other Party engages in fraudulent, criminal or grossly negligent conduct or violates any laws in connection with:

                   8.1.1.1. the business relationship of the Parties, or

                   8.1.1.2. the performance of its duties and obligations
                            hereunder.

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         -------------------                                            SLM
              CCI

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            8.1.2. the other Party initiates insolvency or bankruptcy
                   proceedings.

      8.2. CCI may immediately terminate this Agreement at any time during the Term in the event that SLM, directly or indirectly, promotes any product that is directly competitive (see definition of direct competitor, Sec. 4.6, above) with CCI's TeleBlock(R) service.

9.    CONFIDENTIALITY:

      9.1. The Parties acknowledge that this Agreement creates a relationship of confidence and trust with respect to all information of a confidential, proprietary or trade secret nature (the "Confidential Information.")

      9.2. As used in this Agreement, "Confidential Information" includes any information or data disclosed by a Party (the "Disclosing Party") to the other Party (the "Receiving Party") and which concerns the management and business of Disclosing Party, proprietary technical information regarding process and system design (including, without limitation, information regarding United States Patent #6,330,317), the business relationships and affairs of the Disclosing Party and its clients, and the internal policies and procedures applicable to the Disclosing Party's personnel.

      9.3. The Receiving Party agrees that it shall not at any time, directly or indirectly: (1) use any of the Confidential Information for any purposes other than in accordance with this Agreement; and, (2) disseminate or disclose any Confidential Information to any third-party. The Receiving Party shall not disclose or permit any agent or employee to copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose the Confidential Information to any person, firm, corporation or entity without the prior written permission of the Disclosing Party. The Receiving Party agrees that it will undertake all necessary and appropriate steps to ensure that the confidentiality of the Confidential Information will be maintained.

      9.4. The Confidential Information, including permitted copies, shall be deemed to be the exclusive property of the Disclosing Party. The Disclosing Party's disclosure of the Confidential Information will not constitute an express or implied grant to the Receiving Party of any rights to or under the Disclosing Party's patents, patent applications, copyrights, trade secrets, trademarks or other intellectual property rights.

      9.5. Upon any termination of this Agreement, (or earlier at the request of either Party), each Party shall promptly return to the other, or destroy, all Confidential Information and any copies of documents, papers or other material which may contain or be derived from the Confidential Information which is in its possession.

      9.6. During the Term of this Agreement and for a period of two years thereafter, each Party hereto agrees not to, directly or indirectly, for its own account or the account of a third-party, contact or solicit any then existing employee of the other Party for the purpose of encouraging or inducing such employee to terminate their employment with the other Party.

      9.7. Confidential Information shall not include information that (1) is or becomes available to the public other than by disclosure by the Receiving Party in violation

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         -------------------                                             SLM
              CCI
            of this Agreement; (2) was demonstrably known to the Receiving Party prior to entry into this Agreement with no obligation to hold it in confidence; (3) is independently developed by either Party without recourse to the Confidential Information; or (4) was rightfully obtained by either Party from a third-party without an obligation of confidentiality; or, (5) is required to be disclosed pursuant to applicable law, rule or regulation.

      9.8. The Parties acknowledge and agree that violation or breach of any portion of this section would cause the Disclosing Party irreparable injury for which it would have no adequate remedy at law, and agree that the Disclosing Party shall be entitled to obtain injunctive relief, specific performance or any other appropriate equitable remedy, in addition to any other rights and remedies available to it.

10.   INDEMNIFICATION

      10.1. SLM shall indemnify and hold harmless CCI and its officers, directors, agents, employees, and affiliates, from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including attorney fees) (hereinafter "Claims") arising out of or in any manner relating to:

            10.1.1. SLM's misrepresentation(s) of any terms, guarantees, warranties, and/or provisions relating to CCI products to customers, including any action of SLM in which SLM falsely represents that SLM has authority to enter into contractual relationships on behalf of CCI.

            10.1.2. breach of any term or condition of this Agreement by SLM or any of its officers, directors, agents, or employees; the negligent or otherwise tortious acts or omissions of SLM or any of its officers, directors, agents, or employees; any violation of any law, ordinance, regulation or code by SLM or any of its officers, directors, agents, or employees; SLM's marketing, sale or provision of non-CCI products or services in association or for use with CCI Services; claims under Worker's compensation, or similar employer-employee liability acts, by SLM or any of its offices, directors, agents, or employees. CCI shall give SLM prompt written notice of any threat, warning or notice of any such Claim.

      10.2. CCI shall indemnify and hold harmless SLM and its officers, directors, agents, employees and affiliates from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including attorney fees) (hereinafter "Claims") arising out of or relating to:

            10.2.1. any Claims alleging a failure or omission associated with the performance of the TeleBlock(R) platform.

            10.2.2. breach of any term or condition of this Agreement by CCI or any of its officers, directors, agents, or employees; the negligent or otherwise tortious acts or omissions of CCI or any of its officers, directors, agents, or employees; any violation of any law, ordinance, regulation or code by CCI or any of its officers, directors, agents, or employees. SLM shall give CCI prompt written notice of any threat, warning or notice of any such Claim.

      10.3. Any obligation arising pursuant to the indemnity in this section shall survive the termination of this Agreement.

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         -------------------                                            SLM
              CCI

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      10.4. EXCEPT FOR A PARTY'S OBLIGATION TO INDEMNIFY THE OTHER PURSUANT TO
            THIS SECTION, NEITHER PARTY SHALL BE ENTITLED TO COLLECT FROM THE
            OTHER: ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, AS A RESULT OF BREACH OF THIS AGREEMENT.

11.   GENERAL PROVISIONS

      11.1. POWER AND AUTHORITY. The Parties each represent and warrant that it has the requisite authority, power, licenses, permits, approvals, consents, and franchises to conduct its business as presently conducted, and that its obligations under the terms of this Agreement are not prohibited or restricted by any law, regulation, decree, settlement, order, or government agency action.

      11.2. It is expressly understood and agreed that the Parties have, and shall retain, the right to exercise full control over the employment, direction, compensation and discharge of all its employees, agents, servants, representatives, and subcontractors (collectively, "Personnel") assisting in the performance of this Agreement; that the Parties will be solely responsible for all matters relating to payment of that Party's Personnel and for compliance with all laws and regulations related to them, including without limitation, Social Security, and income and other tax withholding; that the Parties shall each be solely responsible for that Party's own acts and those of its Personnel during the performance of this Agreement; that the Parties shall require all of their respective Personnel to comply with this Agreement; and that the acts and omissions of each Party's Personnel shall be deemed to be the acts and omissions of that Party, and any breach of, or failure to comply with this Agreement by a Party's Personnel shall be deemed to be a breach of and a failure to comply with this Agreement by that Party, and entitle the other Party to exercise any rights and remedies provided in this Agreement or at law or equity.

      11.3. CONDUCT. The Parties shall be governed in all dealings with each other and with third-parties by the highest standards of honesty, integrity, and fair dealing, including compliance with all applicable laws, ordinances, and regulations, and shall do nothing which would tend to discredit, or in any manner injure the reputation of the other Party.

      11.4. ASSIGNMENT. Each Party may not assign its rights or obligations under this Agreement without the prior written consent of the other Party.

      11.5. ENTIRE AGREEMENT AND AMENDMENT. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges and supercedes all prior discussions, agreements and understandings of any kind and every nature between them. This Agreement shall not be modified except by a writing signed by CCI and SLM.

      11.6. NOTICES. Any notice required or permitted to be given under this Agreement shall be given in writing by certified receipt request mail or FedEx and shall be effective from the date sent to the addresses set forth on the first page of this Agreement.

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              CCI

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      11.7. SEVERABILITY; WAIVER. If a provision of this Agreement is held invalid under any applicable law, such invalidity will not affect any other provision of this Agreement that can be given effect without the invalid provision. No failure or delay by either Party to this Agreement in exercising any right, power or privilege hereunder will operate as a waiver thereof.

      11.8. APPLICABLE LAW. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law, and any litigation arising out of or in connection with this Agreement shall be maintained exclusively in the New York State Supreme Court, in the County of Nassau. All matters hereunder shall be tried solely before a judge and not a jury. The Party prevailing in any such litigation shall be entitled to receive as party of the award its costs and reasonable attorneys' fees. Each provision of this Agreement shall be enforceable to the maximum extent possible. In the event that either Party is required to institute legal action to enforce this Agreement, the reasonable Attorney's fees of the prevailing Party shall be paid by the losing Party.

      11.9. FORCE MAJEURE: Neither Party shall be liable to the other or to any third-party for any delay or default in performing its duties and obligations under this Agreement if such delay or default is caused by circumstances beyond its control.

BY SIGNING BELOW, THE PARTIES AGREE TO THE TERMS OF THIS AGREEMENT.

      Sales Lead Management, Inc.         Call Compliance, Inc.

      By:  /s/ Peter Cohen                By: /s/ Dean Garfinkel
          -------------------------          ---------------------------

      Date: "DATE ILLEGIBLE"              Date: 1/28/2004
            Peter Cohen                         Dean Garfinkel
            President                           Chairman
      -------------------------           ---------------------------
      (Print name and title)              (Print name and title)

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              CCI

                              CALL COMPLIANCE, INC.
                        STRATEGIC INTEGRATION AGREEMENT

                                    EXHIBIT A

                                [TELEBLOCK LOGO]

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         -------------------                                             SLM
              CCI

                             CALL COMPLIANCE, INC.
                        STRATEGIC INTEGRATION AGREEMENT

                                   EXHIBIT B

                                   [SLM LOGO]

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              CCI                                                      SLM